                                                                    Exhibit 23.1

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2001 relating to the financial statements and financial statement schedules, which appears in Everest Re Group, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
November 8, 2001